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                              FRONT PORCH DIGITAL
           20000 HORIZON WAY SUITE 120, MOUNT LAUREL, NEW JERSEY 08054





CONTACT:   ALLISON WITHERS
           WILKIN GUGE MARKETING
           909-625-2225

                                                           FOR IMMEDIATE RELEASE


             FRONT PORCH DIGITAL REPORTS 2003 THIRD QUARTER RESULTS
       -- COMPANY COMPLETES CRITICAL TRANSITION INTO BROADCAST, MEDIA AND
                             ENTERTAINMENT MARKET --


Mount Laurel, NJ - November 18, 2003 - Front Porch Digital Inc. (OTCBB:FPDI) today announced financial results for the three- and nine-month periods, ended September 30, 2003, and reported the completion of its transition into the broadcast arena.

"At the close of the third quarter, we had largely completed the company's restructuring, which began twelve months ago," said Tom Sweeney, Chairman of the Board. "We believe our financial results year to date are just beginning to reflect the progress we have made in repositioning Front Porch as a leading provider of software solutions for the management and distribution of digital content to the broadcast, media and entertainment industries. We are optimistic about the increased interest in our products that we are seeing from the marketplace and excited about the momentum we have achieved this year in generating strong new broadcast sales, particularly in Europe and Asia."

Financial results for the nine-month period, ended September 30, 2003:

      o Revenues for the nine-month period increased 155% to $5.4 million, compared with $2.1 million in revenue for the comparable prior year period.

      o Gross margin as a percent of revenue increased to 74%, as compared with 67% for the comparable prior year period, reflecting the increased levels of revenue generated in the current year.

      o Excluding a one-time charge of $3.3 million taken in this year's second quarter for the impairment of goodwill and intellectual property from the company's Media Services business segment, operating losses year to date were $540,000, reflecting a significant improvement over operating losses of $2.4 million reported for the same period a year ago. The net loss for the nine-month period was $4.9 million, including the $3.3 million one-time charge and a net loss from discontinued operations of $394,000 associated with the company's former DIVArchive Medical business. This compares with a net loss of $2.8 million for the prior year period, which included a loss from discontinued operations of $221,000.

      o Earnings before interest, taxes, depreciation and amortization (EBITDA) for the nine-month period remained positive at $393,000, before the second quarter $3.3 million one-time charge, compared with an EBITDA loss of $1.7 million a year ago.

Financial results for the third quarter, ended September 30, 2003:

      o For the third quarter of 2003, revenues were $1.1 million, which were substantially the same as revenues of $1.1 million reported for the third quarter a year ago, and reflected the completion of the company's transition into the broadcast industry. Current third quarter revenues were also impacted by a slightly longer completion period related to the company's exit from the medical business and the transfer of its DIVArchive broadcast operations to the New Jersey office.

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                              FRONT PORCH DIGITAL
           20000 HORIZON WAY SUITE 120, MOUNT LAUREL, NEW JERSEY 08054




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      o   Gross margin as a percent of revenue for the third quarter decreased slightly to 62%, as compared with 65% for the prior year period, and was lower than the gross margin realized in the first and second quarters of 2003. The decline in gross margin for the current quarter was the result of lower revenues in the period and increased staffing costs incurred for the development of the DIVArchive broadcast business in North America. The company believes the decline in gross margin is temporary, and the company expects that gross margins will increase as revenues continue to increase in the broadcast arena.

      o The company posted an operating loss of $0.9 million for the quarter, compared with an operating loss of $0.8 million for the third quarter last year. The net loss for the quarter was $1.5 million, as compared to $1.2 million for the prior year period. Included in the net loss for the current third quarter and last year's third quarter was a $229,000 loss and a $221,000 loss, respectively, from discontinued operations related to the company's former DIVArchive Medical business in France, which was sold in June 2003.

      o The company reported an EBITDA loss of $701,000 for the quarter, as compared to a loss of $485,000 in the third quarter of 2002.

The company also reported that, as part of the completion of the transition phase, it has established DIVArchive broadcast operations in the U.S., and has hired 11 additional employees to meet the development and delivery requirements associated with customer contracts. As of October 31, 2003, the company had more than $2 million in backlog related to signed customer contracts executed in 2003, which is expected to generate revenue over the next two or three quarters.

The company's chief financial officer, Matthew Richman, said, "As part of the company's restructuring, we have realigned our cost structure and are currently fully staffed and positioned to meet the delivery requirements of our existing customer contracts and anticipated new sales in the broadcast and entertainment space. Our current cost levels are in line with our overall plan to support a sustainable business in the broadcast industry into 2004. As we continue our efforts to manage costs and grow sales, we believe we have adequate resources to support our operational and staffing needs and to continue the development of the broadcast business. Although certain third quarter revenues were impacted by delays, our DIVArchive broadcast operation is currently fully functional and well staffed, and we believe we are on target to deliver the contracted revenues and to meet any additional needs resulting from new sales."

"Looking ahead, we believe we are well positioned for further progress and a strong beginning next year," Richman added. "With our current backlog of contracted sales and with our recent addition of a new director of U.S. sales, we look forward to further developing our business and meeting the increasing demand within the broadcast, media and entertainment markets."

ABOUT FRONT PORCH DIGITAL: Front Porch Digital Inc. (www.fpdigital.com) is transforming the digital world by developing unique software and services that convert audio, video, images, text and data into digital formats that enable searching, browsing, editing, storage and on-demand delivery of content in nearly any other digital format through a single capture. To join Front Porch Digital's investor e-mail list, please complete the form found at http://www.fpdigital.com/html/e-mail_notification.html.






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                              FRONT PORCH DIGITAL
           20000 HORIZON WAY SUITE 120, MOUNT LAUREL, NEW JERSEY 08054

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Front Porch Digital Forward Looking Statements: This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which reflect Front Porch Digital's current views with respect to future events and financial performance. Such statements are subject to certain risks and uncertainties that could cause actual events or results to differ materially from those indicated from such forward-looking statements. The potential risk factors include Front Porch Digital's limited operating history and experience in the data and video digital conversion business, Front Porch Digital's ability to attract significant additional financing and incur operational losses and negative cash flow, and risks associated with expansion. Additional risk factors are set forth in Front Porch Digital's reports and documents filed with the Securities and Exchange Commission.

TRADEMARKS: All products or company names mentioned are used for identification purposes only and may be trademarks of their respective owners.